2019 EQUITY INCENTIVE PLAN

OF RESEARCH FRONTIERS INCORPORATED

1. Purpose. Types of Awards. The purpose of the 2019 Equity Incentive Plan of Research Frontiers Incorporated (the “Plan”) is to afford an incentive to executive officers, other employees and non-employee directors and consultants of Research Frontiers Incorporated, a Delaware corporation (the “Company”), or any Subsidiary (as defined below), to acquire a proprietary interest in the Company, to continue as employees, non-employee directors or consultants (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company’s business. To further such purposes the Committee may grant stock options, stock appreciation rights, restricted stock and restricted stock units.

2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any reference to a section of the Code or regulation promulgated thereunder shall also refer to any successor of such section or regulation.

(d) “Committee” shall mean a committee established by the Board to administer the Plan, and unless otherwise determined by the Board, shall be composed solely of two or more directors, each of whom shall qualify as (i) a “non-employee director” within the meaning of Section 16 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an independent director under the independence requirements of the stock exchange on which Common Stock is listed.

(e) “Common Stock” shall mean shares of common stock, par value $.0001 per share, of the Company.

(f) “Company” shall mean Research Frontiers Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Disability” shall mean a Grantee’s inability to perform his duties with the Company or any Subsidiary for more than six consecutive months by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases, and any reference to a section of the Exchange Act or rule or regulation promulgated thereunder shall also refer to any successor of such section, rule or regulation.

(i) “Fair Market Value” per share as of a particular date shall mean (i) the average high and low trading prices per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average high and low trading prices per share of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, taking into account the requirements of Section 409A of the Code.

(j) “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units under the Plan.

(k) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(1) “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(m) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee to an employee Grantee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options. Options granted to any consultant or non-employee director shall be Nonqualified Stock Options.

(n) “Option Price” shall mean the exercise price of an Option per share of Common Stock covered by the Option.

(o) “Option Term” shall mean the period (determined at the Option’s grant) from its date of grant to the last date on which it can be exercised. The Option Term of any Option shall not be longer than ten (10) years, except that in the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the Option Term shall not be longer than five (5) years.

(p) “Plan” means this 2019 Equity Incentive Plan of Research Frontiers Incorporated, as amended from time to time.

(q) “Restricted Stock” shall mean a grant of Common Stock subject to forfeiture and transfer restrictions as provided in Section 10 hereof.

(r) “Restricted Stock Unit” shall mean an award subject to the terms and conditions of Section 10 hereof which is settled (i) by the delivery of one share of Company Stock, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock or (iii) a combination thereof, as specified in the award or determined by the Committee.

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(s) “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any pension or retirement plan adopted by the Company (or any Subsidiary), if any, as the case may be, on or after the normal retirement date prescribed from time to time by the Company or such Subsidiary.

(t) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(u) “Stock Appreciation Right” shall mean the right granted under Section 9 hereof to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

(v) “Subsidiary” shall be as defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

(w) “Ten Percent Stockholder” shall mean an employee Grantee who, at the time an Incentive Stock Option is granted to such Grantee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

3. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

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No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4. Eligibility. Awards may be granted to executive officers and other employees, including officers and directors who are employees, and to non-employee directors of and consultants to the Company or a Subsidiary, except as proscribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee may take into account the duties of the respective persons, their present and potential contributions to the success of the Company or a Subsidiary and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The maximum aggregate number of shares of Common Stock that may be granted in the form of Options and Stock Appreciation Rights to one Grantee in any calendar year shall be 350,000 shares, subject to adjustment as provided in Section 11 hereof.

5. Stock. The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 1,400,000 shares, subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. For purposes of this Section 5, where the exercise price of an Option is paid in Common Stock pursuant to Section 6(d) of the Plan, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” for purposes of the Plan.

If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan; provided, however, that, in the case of the cancellation or forfeiture of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also canceled or forfeited.

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6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

(a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

(b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option and/or a Nonqualified Stock Option.

(c) Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock covered by the Option on the date of grant and shall not be less than the par value of a share of the Common Stock covered by the Option. The Option Price shall be subject to adjustment as provided in Section 11 hereof. The effective date as of which the Committee adopts a resolution expressly granting an Option or such later date as may be established by the Committee in accordance with applicable laws shall be considered the day on which such Option is granted. Notwithstanding the foregoing, the exercise price an option granted in assumption of, or in substitution for, an outstanding option previously granted by a company acquired by the Company (or a Subsidiary) or with which the Company (or a Subsidiary) combines shall not be subject to the requirements of this Section 6(c).

(d) Medium and Time of Payment. Payment of the Option Price may be made (as determined by the Board) (i) in cash, (ii) by certified check or bank cashier’s check payable to the order of the Company in the amount of such Option Price, or, if permitted by the Committee: (iii) by promissory note issued by the Grantee in favor of the Company in an amount equal to such Option Price and payable on terms prescribed by the Committee and which provides for the payment of interest at a fair market rate, as determined by the Committee, (iv) by delivery (either by actual delivery or attestation) of capital stock to the Company having a fair market value (determined on the date of exercise)equal to the Option Price, (v) by agreeing with the Company to cancel a portion of the exercisable Options issued hereunder to such Grantee having a value (measured as the difference between the current Fair Market Value (determined on the date of exercise) and the Option Price of the Common Stock subject to such portion) equal to the Option Price, (vi) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price, or (vii) by any combination of the methods of payment described in (i) through (vi) above. Notwithstanding the foregoing, no “executive officer” as defined in Exchange Act shall be permitted to satisfy the Option Price by using a method of payment otherwise authorized under the Plan or Option Agreement if such method would constitute a personal loan under Section 13(k) of the Exchange Act. If an Option Agreement for a Grantee who is not an “executive officer” authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Grantee subsequently becomes an “executive officer,” then the payment method shall no longer be available to the Grantee and the Committee shall take whatever steps are necessary to make such payment method void as to such Grantee, including but not limited to requiring immediate payment of any note or loan previously obtained in connection with the Option.

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(e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Each Option Agreement shall provide an Option Term which shall be ten (10) years from the date of the grant of the Option, unless otherwise provided in Section 8(b) hereof or otherwise determined by the Committee. The Option Term shall be subject to earlier expiration as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

(f) Termination of Grantee’s Employment or Consulting Relationship. Unless a different period is specified in the Option Agreement, in the event that the employment or consulting relationship of a Grantee shall terminate (other than by reason of death or Disability), all Options of such Grantee that are exercisable on the date of such termination shall continue to be exercisable for three months after the date of such termination. Notwithstanding the foregoing provisions of this Section 6(f), no Option may be exercised later than the expiration of its Option Term. Except as the Committee may otherwise determine, to the extent that any Option is not exercisable on the date of such termination of employment, the Option shall be forfeited.

(g) Termination of Grantee’s Employment or Consulting Relationship due to Death or Disability. Unless a different period is specified in the Option Agreement, if the Grantee shall die while employed by, or in a consulting relationship with the Company or a Subsidiary, or within three months after the date of termination of such Grantee’s employment or consulting relationship (or within such different period as the Committee may have provided for exercise of the Grantee’s Options after termination of the Grantee’s employment or consulting relationship pursuant to Section 6(f) hereof), or if the Grantee’s employment or consulting relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent such Options are exercisable on the date the Grantee’s employment or consulting relationship is terminated by such death or Disability) may be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Grantee, at any time within six months after the death or Disability of the Grantee. Except as the Committee may otherwise determine, to the extent that any Option is not exercisable on the date of such termination of employment or consulting relationship by reason of death or Disability, its Option Term shall expire on such date.

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(h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to only the general terms and conditions specified in Section 6 hereof. At the discretion of the Committee, the early termination provisions contained in Section 6 hereof may be waived by the Committee as evidenced by their exclusion from any Option Agreement.

8. Incentive Stock Options. Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

(a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan (and all other plans of a Grantee’s employer corporation and its parent and subsidiary corporations) become exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000. To the extent that the grant of an Option results in the aggregate Fair Market Value (determined at the time of grant) of the Common Stock (or other capital stock of the Company or any Subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and Subsidiaries) to exceed $100,000, such Option shall be treated as a Nonqualified Stock Option to the extent of such excess. The provisions of this subsection shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant an Incentive Stock Option and a Nonqualified Stock Option concurrently under a single Option Agreement so long as each Option is clearly identified as to its status.

(b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the Option Term shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(c) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of within two years following the date of grant or one year following the transfer of such shares upon exercise, the Grantee shall, promptly following such disposition notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

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(d) Waiver of Early Termination Provisions. At the discretion of the Committee, the early termination provisions contained in Section 6 hereof may be waived by the Committee as evidenced by their exclusion from any Option Agreement; provided, however, a Grantee’s failure to exercise an Incentive Stock Option while employed or within three months of the termination of such employment may prevent the Grantee from the favorable tax treatment accorded Incentive Stock Options.

9. Stock Appreciation Rights. The Committee shall have authority to grant a Stock Appreciation Right to any eligible individual. A Stock Appreciation Right may be granted in conjunction with all or part of an Option granted under the Plan or without regard to any Option. A Stock Appreciation Right granted in conjunction with an Option shall, except as provided in this Section 9, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall time to time approve.

(a) Time of Grant. A Stock Appreciation Right granted in conjunction with an Option may be granted either at the time of grant of the Option, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

(b) Payment. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d) hereof.

(c) Exercise. A Stock Appreciation Right not granted in conjunction with an Option shall be exercisable at such time or times and subject to such terms and conditions as provided in the applicable Agreement. A Stock Appreciation Right granted in conjunction with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a share of Common Stock on the date of the grant of such Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

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(e) Treatment of Related Options and Stock Appreciation Rights upon Exercise. Upon the exercise of a Stock Appreciation Right granted in conjunction with an Option, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(f) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(g) Form of Payment. Payment of the amount determined under Section 9(d) hereof, may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company’s quarterly or annual statements of earnings.

(h) Rights with respect to Stock Appreciation Rights. A holder of Stock Appreciation Rights shall have no rights other than those of a general creditor of the Company. Stock Appreciation Rights represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Agreement.

10. Restricted Stock and Restricted Stock Units. The Committee may award shares of Restricted Stock and Restricted Stock Units to any eligible person. Each award of Restricted Stock and Restricted Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

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(a) Provisions Applicable to Restricted Stock.

(i) Number of Shares. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(ii) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(iii) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s employment or consulting relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(iv) Ownership. During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Section 10(a)(ii) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

(v) Accelerated Lapse of Restrictions. The Committee shall have the authority (and the Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all the shares of Restricted Stock awarded as the Committee shall deem appropriate.

(b) Provisions Applicable to Restricted Stock Units.

(i) Number of Restricted Stock Units. Each Agreement shall state the number of Restricted Stock Units to be subject to an award.

(ii) Vesting. Restricted Stock Units may be subject to the satisfaction of such conditions and restrictions (such as a condition of continued employment or the satisfaction of performance criteria) as the Committee shall determine on the date on which the award is granted and contained in the applicable Agreement.

(iii) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s employment or consulting relationship with the Company or any Subsidiary shall terminate for any reason prior to the satisfaction of the conditions and restrictions on a Restricted Stock Unit, the Restricted Stock Unit shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

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(iv) Rights with respect to Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Agreement.

(v) Delivery of Shares or Payment. Except as otherwise provided in the Plan or in the applicable Agreement, the Company shall deliver to the holder of a Restricted Stock Unit shares of Common Stock or cash, as the case may be, within 30 days after the conditions and restrictions with respect to such Restricted Stock Unit have been satisfied.

(vi) Accelerated Lapse of Conditions and Restrictions. The Committee shall have the authority (and the applicable Agreement may, but need not, so provide) to cancel all or any portion of any outstanding conditions or restrictions prior to their satisfaction with respect to any or all Restricted Stock Units awarded as the Committee shall deem appropriate.

11. Effect of Certain Changes. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights shall be equitably adjusted by the Committee to reflect such event and preserve, without dilution or enhancement, the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise or vesting, as the case may be, of his award the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his award and that his award shall have been fully vested and/or exercised at the time of such event; provided, however, that in any of such events the Committee shall have the discretionary power to take any action necessary or appropriate to prevent Incentive Stock Options granted hereunder from being disqualified as Incentive Stock Options and to prevent any award being subject to an excise tax under Section 409A of the Code. Any adjustment under this Section 11 shall apply proportionately to only the unexercised portion of any award granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

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12. Surrender and Exchange of Awards. The Committee may, subject to shareholder approval as described below, permit the voluntary surrender of all or a portion of any Option granted under the Plan to an employee or any option granted under any other plan, program or arrangement of the Company or any Subsidiary (“Surrendered Option”), to be conditioned upon the granting to the employee Grantee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Restricted Stock in exchange for Surrendered Options to any holder of such Surrendered Option. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

13. Period During Which Awards May Be Granted. Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

14. Nontransferability of Awards. Unless otherwise agreed to by the Company, Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative. No award granted under the Plan shall be subject to execution, attachment or other process.

15. Approval of Shareholders. The Plan shall take effect as of the date determined by the Board in its adoption of the Plan but the Plan (and any grants of awards made prior to the shareholder approval described in this sentence shall be subject to the approval of the holder(s) of a majority of the shares of voting securities of the Company present, or represented, and entitled to vote at the Company’s next Annual Meeting of Stockholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

16. Agreement by Employee Grantee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise of an Option or Stock Appreciation Right, the expiration of the Restricted Period or the payment with respect to a Restricted Stock Unit (each a “Tax Event”), each employee Grantee shall agree that, no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that an employee Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

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17. Amendment and Termination of the Plan.

(a) The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

(b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law.

(c) The Board of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not (i) modify or amend the Plan in any way that would disqualify any Option issued pursuant to the Plan as an Incentive Stock Option, or (ii) without approval by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law increase (except as provided by Section 11) the maximum number of Common Shares as to which awards may be granted under the Plan or change the class of persons eligible to receive an award under the Plan.

(d) Subject to Section 25(b) hereof, no termination, modification or amendment of the Plan may adversely affect the rights conferred by any awards without the consent of the Grantee thereof.

18. Rights as a Shareholder. Except as provided in Section 10(a)(iv) hereof, a Grantee of an award (or any individual acquiring rights under such award from the Grantee) shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate for such shares to the Grantee (or such individual). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

19. No Rights to Employment. Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or applicable Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or retention as a consultant. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

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20. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

21. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

22. Effective Date and Duration of the Plan. This Plan shall be effective as of the date determined by the Company, subject to the approval of the Plan by the stockholders of the Company, and shall terminate on the tenth anniversary of such date, unless earlier terminated pursuant to Section 17 hereof. No awards shall be granted after the termination of the Plan.

23. Leave of Absence. For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company or of a Subsidiary, if any, for 90 days or such longer period as shall be determined by the Committee.

24. Further Conditions of Exercise.

(a) Unless prior to the exercise of an award, the Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the acceptance of such award and the notice of exercise with respect to such award shall be accompanied by a representation or agreement deemed hereunder to have been made by the Grantee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b) Anything in subsection (a) of this Section 24 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Stock until they have been listed on each securities exchange on which the Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

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25. Construction.

(a) Section 16. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(b) Code Section 409A. The provisions of the Plan and Agreements are intended to either avoid the application of Section 409A of the Code or to comply with such section, and the provisions of the Plan and Agreements shall be interpreted in a manner consistent with such intentions. If an award under the Plan is subject to Section 409A, then if, at the time a Grantee is separated from service (within the meaning of Section 409A), the Grantee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and the payment of such award is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under such section, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period (or upon the Grantee’s death, if earlier). Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in an applicable Agreement. Notwithstanding any provision of the Plan or an applicable Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to the Plan and/or an Agreement as the Company reasonably deems necessary or desirable to avoid or reduce the imposition of taxes and penalties that may arise in connection with awards under the Plan (including any taxes arising under Section 409A). The Company, its officers and directors, and members of the Committee shall have no obligation to indemnify or otherwise hold any Grantee harmless from any or all of such taxes or penalties.

26. Reductions and Claw Backs. The Committee may specify in an Agreement that the Grantee’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specific events, in addition to any other applicable vesting or performance conditions of an award. Such events shall include, but not be limited to, termination of employment for cause, material violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company.

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